Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contacts:	Investor Contacts:
Nuvectra Corporation	The Ruth Group
Walter Berger, Chief Operating Officer and Chief Financial Officer	Nick Laudico
(214) 474-3102	(646) 536-7030
wberger@nuvectramed.com	nlaudico@theruthgroup.com

Jennifer Armstrong, Media Relations	Zack Kubow
(214) 474-3110	(646) 536-7020
jarmstrong@nuvectramed.com	zkubow@theruthgroup.com

Nuvectra Extends Timeline of Existing Credit Facility

Plano, Texas, February 14, 2017 – Nuvectra Corporation (NASDAQ: NVTR), a neurostimulation medical device company, announced today that it has reached an agreement with the lenders of its $45 million credit facility, Silicon Valley Bank and Oxford Finance, to extend the availability of the final two tranches of the facility.

On March 18, 2016, the Company entered into a loan agreement with Silicon Valley Bank and Oxford Finance consisting of a $40.0 million term loan credit facility, from which $15.0 million was funded at the closing of the agreement, and a $5.0 million revolving line commitment.

The six-month extension on each of its Term B and Term C commitments allows the Company to draw down the second tranche worth $12.5 million by December 31, 2017, and the third and final tranche also worth $12.5 million by June 30, 2018. The original agreement made each tranche available through June 30, 2017 and December 31, 2017 respectively.

Walter Berger, Chief Operating Officer & Chief Financial Officer, commented, “We are very pleased to announce this six-month extension, which increases our flexibility to access additional capital in line with our needs as we grow our commercial footprint. We thank our partners at Silicon Valley Bank and Oxford Finance for their continued support, and look forward to continuing to execute our long term growth strategies.”

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About Nuvectra Corporation
NuvectraTM is a neurostimulation company committed to helping physicians improve the lives of people with chronic neurological conditions. The Algovita® Spinal Cord Stimulation (SCS) System is our first commercial offering and is CE marked and FDA approved for the treatment of chronic intractable pain of the trunk and/or limbs. Our innovative technology platform also has capabilities under development to support other neurological indications such as sacral nerve stimulation (SNS), and deep brain stimulation (DBS). In addition, our NeuroNexus subsidiary designs, manufactures and markets leading-edge neural-interface technologies for the neuroscience clinical research market. Visit the Nuvectra website at www.nuvectramed.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements," including statements we make regarding the outlook for Nuvectra as an independent publicly-traded company. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and therefore they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and may be outside of our control. Our actual performance may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include: (i) the timing of the commercial launch of Algovita in the United States; (ii) our ability to successfully commercialize Algovita and develop and commercialize enhancements to Algovita; (iii) the uncertainty of obtaining regulatory approvals in the United States and Europe for our Virtis SNS system; (iv) our ability to successfully launch and commercialize the Virtis SNS system if it receives regulatory approval; (v) the outcome of our development plans for our neurostimulation technology platform, including our ability to identify additional indications or conditions for which we may develop neurostimulation medical devices or therapies and seek regulatory approval thereof; (vi) our ability to identify business development and growth opportunities and to successfully execute on our strategy, including our ability to seek and develop strategic partnerships with third parties to, among other things, fund clinical and development costs for new product offerings; (vii) the performance by our development partners, including Aleva Neurotherapeutics, S.A., of their obligations under their agreements with us; (viii) the scope of protection for our intellectual property rights covering Algovita and other products using our neurostimulation technology platform, along with any product enhancements; (ix) our ability to successfully build an effective commercial infrastructure and sales force in the United States; (x) our compliance with all regulatory and legal requirements regarding implantable medical devices and interactions with healthcare professionals; and (xi) any product recalls or the receipt of any warning letters from any governmental or regulatory agency. Please see the sections entitled "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors" in Nuvectra's Registration Statement on Form 10 for a description of these and other risks and uncertainties. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise